SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 12, 2016
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

January 12, 2016 – Woodbury, NY and San Francisco, CA – This past week at the Consumer Electronics Show (CES) Pepcom Digital Experience show in Las Vegas, international media and influencers received the first ever hands-on experience of the Zuli Smartplug and app working together with two new partners — Philips Hue and Research Frontiers SPD-SmartGlass.

Zuli’s first product, the Zuli Smartplug, is the only smartplug that senses what room you’re in, who you are, and adjusts your lights, temperature, SPD-SmartGlass, and other devices automatically to your preferences. Just plug in the Zuli Smartplug, connect any light or appliance, and instantly be able to control devices, dim lights, monitor power consumption and set schedules from your smartphone. With three or more Smartplugs, the Zuli Presence feature can accurately pin-point your location within the home and adjust your devices — just the way you like them.

Already the featured Smartplug on the Works with Nest platform, Zuli announced a new integration with Philips Hue to now enable all the lights in your home to work with the Zuli Presence feature. The integration will be available to download for free on the App Store in the coming weeks.

In addition to Philips Hue, media were also able to get a hands-on look at the Zuli Smartplug working with Research Frontiers SPD-SmartGlass. Through the Zuli app, users will be able to adjust the tint of their SPD-SmartGlass from dark to clear at the touch of a button. In addition, the partnership will also enable your glass to adjust the ambient light coming into your home based on the time of day and even your presence in a room. The Zuli Smartplug is the first and only smartplug optimized for SPD-SmartGlass.

Using a Zuli Smartplug with its proprietary Presence technology, you can walk into a room with your smartphone, and have the lights, appliances and temperature automatically adjust to your presence, and the glass in your windows change instantly from an energy-saving dark tint, to clear so you can enjoy the magnificent views outside your home. Now, walk into another room and have those lights, appliances and windows adjust too, while the Zuli Smartplug automatically shuts off your devices in the room you had just left to passively save energy. Zuli also uses proprietary machine learning algorithms that analyze energy usage patterns and help users be smarter about their energy usage.

Research Frontiers and Zuli first introduced the environmental benefits of combining the Zuli Smartplug and SPD-SmartGlass in August at a Terrace Talk titled “Sustainable Green Building Design using SPD-SmartGlass and Intelligent Adaptive Control Systems” presented underneath the largest smartglass roof in the world at the USA Pavilion at Expo Milano 2015.

Zuli has started shipping units to customers. Zuli Smartplugs are currently available for purchase on the Zuli website at www.Zuli.io, Lowe’s, Amazon, Build.com and Treehouse Retail.

Taylor Umphreys, President and CEO of Zuli, Inc., noted: "In the growing world of the Internet of Things, it is necessary that we not only develop more efficient energy solutions, but develop solutions that can seamlessly integrate into our lives and make efficiency simple for everyone. With Zuli’s partnership with Research Frontiers, we are building towards a home that learns and adapts to you, so that your home is always working in the background to save energy.”

Joseph M. Harary, President and CEO of Research Frontiers, noted: “Advanced technology is at its best when it is simple and easy to use, while providing important functionality to consumers. When Research Frontiers made its strategic investment in Zuli in June, we were attracted to the simplicity of installation and use--you simply plug the Zuli Smartplug into a wall outlet, and plug in your SPD-SmartGlass window, light or other appliance into the Zuli Smartplug. Then an easy to use app on your smartphone gives you complete control over your home or office environment. It also gets smarter as you use it more."

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: January 13, 2016